UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 6, 2007

                             James River Group, Inc.
               (Exact Name of Registrant as Specified in Charter)

Delaware                   000-51480                   05-0539572
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(State or Other            (Commission                 (I.R.S. Employer
Jurisdiction of            File Number)                Identification No.)
Incorporation)

   300 Meadowmont Village Circle, Suite 333, Chapel Hill, North Carolina 27517
                             ----------------------
          (Address of Principal Executive Offices, including Zip code)

                                 (919) 883-4171
                             ----------------------
              (Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|X| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01.        Other Event.

On November 6, 2007, the Registrant issued a press release announcing that at its Special Meeting of Stockholders on November 6, 2007, stockholders overwhelmingly approved the acquisition of the Company by a Bermuda-based holding company and member of the D. E. Shaw group, a global investment management firm. Over 84% of the Company's outstanding shares of common stock were voted on the merger proposal at the meeting, and over 99% of these votes were in favor of the acquisition. Upon the closing of the transaction, stockholders will receive a cash payment of $34.50 per share, with the value of the transaction totaling approximately $575 million. The Company expects that the transaction will be completed in early December 2007. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01.        Financial Statements and Exhibits.

(d)    Exhibits.

       Exhibit No.         Description of Exhibit
       -----------         ----------------------
       99.1                Press release dated November 6, 2007.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          James River Group, Inc.
                                          (Registrant)

                                          /s/ Michael T. Oakes

Date: November 6, 2007                    By:
                                              ----------------------------------
                                          Name:    Michael T. Oakes
                                          Title:   Executive Vice President and
                                                   Chief Financial Officer

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                                    EXHIBIT INDEX


 Exhibit
   No.                              Description
   ---                              -----------
  99.1                      Press release dated November 6, 2007.

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